UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2007 enherent Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	0-23315	13-3914972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Eisenhower Parkway, Suite 300

Roseland, New Jersey 07068

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (973) 795-1290

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 14, 2007, the Board of Directors of the Company voted to increase the number of directors from five to six. On the same date, the Board of Directors unanimously approved the election of Elliot J. Smith as a director of the Company to fill the newly created vacancy on the Board of Directors effective June 15, 2007. Mr. Smith will serve until the 2009 Annual Meeting, or until such time as his successor is duly elected and qualified. Mr. Smith has been appointed to the Audit and Compensation Committees of the Board of Directors, and he may be considered for other committee assignments in the future. Upon becoming a director, Mr. Smith executed the Company’s standard indemnification agreement that is used for all non-employee directors.

Mr. Smith, 74, has over 52 years experience in the investment banking industry. He has held a variety of senior management-level positions in some of the world’s most prestigious financial institutions during the course of his career. Mr. Smith began a 29-year career with Prudential Bache in 1954 when he was hired as a registered representative in its Syracuse, New York office. By 1973, Mr. Smith was elected to the Board of Directors of Bache & Company Inc. In 1977, he was named Senior Officer of Commodity Division and Metal Company and in 1980, was elected president of Bache Haley Stuart Metal Company Inc. On leaving Prudential-Bache in 1983, Mr. Smith served as executive vice president at R. Lewis Securities, Inc., located in New York City and from 1984 to 1995, was president of Whale Securities Company, L.P., in New York. From 1995 to 1997, Mr. Smith has served as president of the Equity Division of Rickel & Associates, Inc., an investment company. From 1997 to 1998, Mr. Smith was the vice president of Ladenburg Thalmann. From 1998 to 2006, Mr. Smith was managing director of Broadband Capital Management, LLC. Mr. Smith has also been elected to the boards of the Pennington School, Jullians Corporation and Davi Skin, Inc. He is a former member and director of the Chicago Board of Options Exchange; governor of the American Stock Exchange; governor and chairman of the AMEX Commodities Exchange; director and member of the executive committee of the Securities Industry Automation Corp. and a past president of the Association of Investment Brokers.

Mr. Smith holds a B.S., in Economics from the Wharton School of Finance, University of Pennsylvania.

Pursuant to the terms of the Company’s 2005 Stock Incentive Plan, upon becoming a director Mr. Smith was granted an option to purchase 50,000 shares of Company common stock at an exercise price equal to the closing price of Company common stock on the date of grant. The option vested as to 25,000 shares upon grant and will vest as to 25,000 shares on June 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

enherent Corp.

Date: June 18, 2007	By:	/s/ Pamela Fredette
Pamela Fredette,
President and Chief Executive Officer